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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amylin Pharmaceuticals, Inc. 401(k) Plan, of our report dated February 6, 2004, with respect to the consolidated financial statements and schedule of Amylin Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Diego, California
December 17, 2004

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM